UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 28, 2007

E*TRADE FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

135 East 57th St, New York, NY		10222
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 521 4300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On November 29, 2007, E*TRADE Financial Corporation, a Delaware corporation (the “Company”), entered into a Master Investment and Securities Purchase Agreement (the “Citadel Investment Agreement”), by and between the Company and Wingate Capital Ltd., a Cayman Islands company and affiliate of Citadel Limited Partnership (“Citadel”).  In addition, on November 29, 2007, the Company entered into a Securities Purchase Agreement (the “BlackRock Purchase Agreement”) with certain affiliates of BlackRock, Inc. (the “BlackRock Investors”).  The Citadel Investment Agreement and the BlackRock Purchase Agreement provide for, among other things, (i) the issuance to Citadel of $1,650,000,000 in aggregate principal amount of 12.5% Springing Lien Notes due November 30, 2017 (the “Springing Lien Notes”), (ii) the exchange of approximately $186,000,000 of the Company’s senior unsecured notes held by affiliates of Citadel for $186,000,000 in aggregate principal amount of Springing Lien Notes, (iii) the issuance to the BlackRock Investors of $100,000,000 in aggregate principal amount of Springing Lien Notes, (iv) the issuance to Citadel or its affiliates and the BlackRock Investors of an aggregate of 19.99 % of the Company’s outstanding common stock, par value $0.01 per share (the “Common Stock”), measured as of immediately prior to entry into the Citadel Investment Agreement and the BlackRock Purchase Agreement, and (v) the sale (the “ABS Sale”) by E*TRADE Bank and E*TRADE Global Asset Management, Inc. of their respective asset backed securities portfolios to an affiliate of Citadel for approximately $800,000,000, subject to certain adjustments.  Aggregate proceeds to the Company from the transactions contemplated by the Citadel Investment Agreement, the BlackRock Purchase Agreement and the ABS Sale will be approximately $2,550,000,000 in cash.

Pursuant to the Citadel Investment Agreement, on November 29, 2007, the Company issued to Citadel $1,686,000,000 in aggregate principal amount of Springing Lien Notes and 10,000,000 shares of Common Stock, representing approximately 2.36% of the Company’s outstanding Common Stock prior to such issuance.  Pursuant to the BlackRock Purchase Agreement, on November 29, 2007, the Company issued to the BlackRock Investors $100,000,000 in aggregate principal amount of Springing Lien Notes and 4,840,430 shares of Common Stock, representing approximately 1.14% of the Company’s outstanding Common Stock prior to such issuance.  Immediately following the closing of the issuance of the Springing Lien Notes, the Company contributed $1,550,000,000 to the equity of E*TRADE Bank.  The ABS Sale was consummated immediately following such contribution.  The aggregate gross proceeds to the Company of the issuances completed on November 29 and the ABS Sale were approximately $2,400,000,000 in cash.  The Company also paid Citadel and BlackRock an aggregate commitment fee of $50,000,000 in connection with the transactions.

In addition, upon the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), applicable to the issuance of Common Stock pursuant to the Citadel Investment Agreement, the Company will issue additional shares of Common Stock to Citadel, such that Citadel will own approximately 9.9% of the Company’s outstanding Common Stock.  Subsequent to the expiration or termination of the HSR Act waiting period, upon receipt of an acceptance and approval (“OTS Approval”) by the Office of Thrift Supervision (“OTS”) of a rebuttal of control submission to be filed by Citadel, and the satisfaction of certain other customary closing conditions, the Company will issue (the “Final Closing”) to Citadel an aggregate principal amount of $150,000,000 of Springing Lien Notes and additional shares of Common Stock, such that the aggregate number of shares issued to Citadel under the Citadel Investment Agreement will be approximately 18.8% of the Company’s outstanding Common Stock measured as of immediately prior to entry into the Citadel Investment Agreement, and the aggregate number of shares owned by Citadel immediately following the Final Closing will be approximately 18.1% of the Company’s outstanding Common Stock measured as of immediately following the Final Closing (including shares of Common Stock beneficially owned prior to entry into the Citadel Investment Agreement).  Citadel has the right to assign to third parties all or a portion of the Springing Lien Notes and Common Stock issuable at the Final Closing, subject to certain conditions.

Effective as of the Final Closing or at such time as the HSR Act waiting period has expired or terminated and OTS Approval has been obtained, the Company’s Board of Directors will be expanded by one member and the Board of Directors will appoint a nominee of Citadel as a Class III member.  Citadel’s nominee must be reasonably acceptable to the nominating and corporate governance committee of the Board of Directors (which will not unreasonably withhold its consent).  Citadel’s right to nominate a director to the Board of Directors will terminate when Citadel no longer owns shares of Common Stock representing at least 5% of the Common Stock then outstanding.

The Citadel Investment Agreement contains representations, warranties, covenants and indemnities by the Company and Citadel customary for a transaction of this nature, as well as certain put and call rights relating to the Springing Lien Notes and certain covenants regarding post-closing conduct of the Company.

The Company and Citadel entered into a Registration Rights Agreement, dated as of November 29, 2007 (the “Registration Rights Agreement”) containing customary terms and conditions providing for the registration of the Springing Lien Notes and Common Stock issued to Citadel pursuant to the Citadel Investment Agreement.

In addition, the Company, E*TRADE Securities LLC and Citadel Derivatives Group LLC (“CDG”), entered into an Equities and Options Order Handling Agreement (the “Order Handling Agreement”) dated as of November 29, 2007 pursuant to which the Company has committed to route substantially all of its customer orders in exchange-listed options and 40% of its customer orders in Regulation NMS Securities to CDG for order handling and execution for a term of three years.  Order execution by CDG will be subject to execution quality standards.  The agreement provides for liquidated damages if the Company breaches its commitments to route covered orders through CDG, and if the agreement is terminated prior to expiration, other than by the Company due to material breach by CDG.  Either the Company or CDG may terminate the services agreement in the event of certain changes in control of the Company or CDG.

On November 29, 2007, in connection with entering into the Citadel Investment Agreement, the Company and American Stock Transfer & Trust Company, as rights agent, entered into the First Amendment to the Rights Agreement (the “Rights Agreement Amendment”).  The Rights Agreement Amendment modifies the Company’s Rights Agreement, dated as of July 9, 2001 (the “Rights Agreement”), to provide, among other things, that the issuance of rights under the Rights Agreement will not be triggered as a result of the transactions contemplated by the Citadel Investment Agreement, including the issuance of any shares of Common Stock to Citadel or its affiliates pursuant to the Investment Agreement.

* * * * * *

The description of the terms of the Citadel Investment Agreement, the BlackRock Purchase Agreement, the ABS Purchase Agreement, the Registration Rights Agreement and the Rights Agreement Amendment, contained in this Item 1.01 is a summary and does not purport to be complete, and is qualified in its entirety by reference to the copies of the Citadel Investment Agreement, the BlackRock Purchase Agreement, the ABS Purchase Agreement, the Registration Rights Agreement and the Rights Agreement Amendment, attached hereto as Exhibits 10.1, 10.2, 10.3, 4.1 and 4.3, respectively, each of which is incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement

On November 29, 2007, in connection with the Transactions contemplated in the Citadel Investment Agreement and the BlackRock Purchase Agreement, the Company terminated the Credit Agreement dated as of September 19, 2005 among the Company, the Lenders party thereto, JPMorgan Chase Bank, N.A., as Administrative Agent and Morgan Stanley Senior Funding Inc. as Syndication Agent, which had provided for a $250 million revolving credit facility for the Company.  Pursuant to the Citadel Investment Agreement, the Company has undertaken to use all commercially reasonable efforts to secure a replacement facility as promptly as practicable.

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the issuance of the Springing Lien Notes, the Company and The Bank of New York, as trustee, entered into the Springing Lien Notes Indenture dated November 29, 2007 (the “Indenture”).  Under the Indenture, the Company may issue up to $1,936,000,000 (plus capitalized interest, if any) aggregate principal amount of Springing Lien Notes.  A copy of the Indenture is filed herewith as Exhibit 4.2.

The Springing Lien Notes bear interest at the rate of 12.5% per annum and will mature on November 30, 2017.  Interest on the Springing Lien Notes is payable in cash on May 31 and November 30 of each year beginning on May

31, 2008, provided, however, that the Company may capitalize interest payable on interest payment dates occurring on or before May 31, 2010 under certain circumstances.

The Company may redeem the Springing Lien Notes beginning on November 30, 2012 for redemption prices set forth in the Indenture.  In addition, prior to such date, the Company may redeem a portion of the outstanding principal amount of Springing Lien Notes using a portion of the net cash proceeds of certain equity offerings.  Upon a change of control, as defined in the Indenture, the Company may be required to make an offer to purchase the Springing Lien Notes at a purchase price equal to 101% of the principal amount of the Springing Lien Notes on the date of purchase, plus accrued interest.  Furthermore, prior to the eighteen-month anniversary of the Final Closing, the Company may redeem all (but not less than all) of the outstanding principal amount of Springing Lien Notes, at a premium set forth in the Indenture, in connection with the Company entering into a definitive agreement to consummate a change of control transaction.

The Springing Lien Notes are general senior obligations of the Company and are not guaranteed by the subsidiaries through which the Company currently conducts substantially all of its operations.  The Springing Lien Notes rank equal in right of payment with all of the Company’s existing and future unsubordinated indebtedness, and rank senior in right of payment to all of the Company’s existing and future subordinated indebtedness.  The Indenture will require the Company to secure the Springing Lien Notes in the future, up to the maximum amount of indebtedness as would not require any of the Company’s existing senior notes due 2011, 2013 or 2015 becoming secured equally and ratably with the Springing Lien Notes, on the property and assets of the Company and certain of its subsidiaries as set forth in the Indenture.  The Company will also be required to cause its restricted subsidiaries to guarantee the notes on the date on which the Company is first required to secure the Springing Lien Notes or on the date on which such restricted subsidiaries guarantee other indebtedness of the Company.

The Indenture contains several restrictive covenants that are substantially similar to those contained in the indentures governing the Company's existing senior notes due 2011, 2013 and 2015, including, but not limited to the following:  (i) limitations on incurrence of additional indebtedness and issuances of preferred stock, (ii) limitations on restricted payments, (iii) limitations on distributions from regulated subsidiaries and restricted subsidiaries, (iv) limitations on the issuance or sale of capital stock of regulated subsidiaries and restricted subsidiaries, (v) limitations on transactions with affiliates, (vi) limitations on asset sales and sale-leaseback transactions, (vii) future subsidiary guarantees and (viii) limitations on liens, subject in each case to certain exceptions.  The Indenture also contains a covenant requiring certain bank regulated subsidiaries to be “well capitalized” under applicable regulatory standards.

The Indenture contains customary terms that upon certain events of default occurring and continuing, either the trustee or the holders of not less than 25% in aggregate principal amount of the Springing Lien Notes then outstanding may declare the principal of the Springing Lien Notes and any accrued and unpaid interest through the date of such declaration immediately due and payable.  In the case of certain events of bankruptcy or insolvency relating to Company or any of its significant subsidiaries, the principal amount of the Springing Lien Notes together with any accrued and unpaid interest through the occurrence of such event shall automatically become and be immediately due and payable.

This description of the Springing Lien Notes and the related indenture are hereby incorporated by reference in Item 1.01.  The description of the Indenture and the Springing Lien Notes is a summary and does not purport to be complete, and is qualified in its entirety by reference to the copy of the Indenture (including the form of Springing Lien Note), attached hereto as Exhibit 4.2, which is incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 hereof is incorporated herein by reference.

The issuance and sale of the Springing Lien Notes and the Common Stock pursuant to the Citadel Investment Agreement and the BlackRock Investment Agreement is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated under the Securities Act of 1933.  Each purchaser of the Springing Lien Notes and the Common Stock has represented to the Company that it is an “accredited investor” as defined in Regulation D and that the Springing Lien Notes and the Common Stock are being acquired for investment.  The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of the Springing Lien Notes and the Common Stock and has not offered securities to the public in connection with this issuance and sale.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 29, 2007, the Company announced that Mitchell H. Caplan has stepped down from his position as Chief Executive Officer of the Company as of November 28.  At that time, the Company also announced that Mr. Caplan will remain with the Company in an advisory capacity and will remain a member of the Board of Directors.  The Board of Directors appointed R. Jarrett Lilien, President of the Company, as acting Chief Executive Officer.

In addition, on November 28, 2007, the Board of Directors elected Donald H. Layton to the Board of Directors and designated Mr. Layton as Chairman of the Board of Directors.  As Chairman, Mr. Layton will be eligible to receive an annualized fee of $1 million, in lieu of other Board fees.  In connection with his appointment as Chairman, he received 118,934 restricted stock awards and 321,419 stock options, which have a one-year vesting schedule.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Registration Rights Agreement, dated as of November 29, 2007, by and between Wingate Capital Ltd. and E*TRADE Financial Corporation.

4.2	Indenture, dated November 29, 2007 between E*TRADE Financial Corporation as Issuer and The Bank of New York, as Trustee (includes form of note).

4.3	First Amendment to Rights Agreement, dated November 29, 2007, by and between E*TRADE Financial Corporation and American Stock Transfer & Trust Company, as rights agent.

10.1	Master Investment and Securities Purchase Agreement, dated as of November 29, 2007, by and between E*TRADE Financial Corporation and Wingate Capital Ltd.

10.2	Securities Purchase Agreement, dated November 29, 2007 among E*TRADE Financial Corporation, Investment Partners (A), LLC and the additional investors party thereto.

10.3	ABS Purchase Agreement, dated as of November 29, 2007, by and among E*TRADE Financial Corporation, E*TRADE Bank, E*TRADE Global Asset Management, Inc. and Citadel Equity Fund Ltd.

99.1	Press Release, dated November 29, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

By:	/s/ Arlen W. Gelbard
	Name:	Arlen W. Gelbard
	Title:	Chief Administrative Officer and General Counsel

Dated: December 4, 2007

Exhibit Index

Exhibit No.	Description
4.1	Registration Rights Agreement, dated as of November 29, 2007, by and between Wingate Capital Ltd. and E*TRADE Financial Corporation.

4.2	Indenture, dated November 29, 2007 between E*TRADE Financial Corporation as Issuer and The Bank of New York, as Trustee (includes form of note).

4.3	First Amendment to Rights Agreement, dated November 29, 2007, by and between E*TRADE Financial Corporation and American Stock Transfer & Trust Company, as rights agent.

10.1	Master Investment and Securities Purchase Agreement, dated as of November 29, 2007, by and between E*TRADE Financial Corporation and Wingate Capital Ltd.

10.2	Securities Purchase Agreement, dated November 29, 2007 among E*TRADE Financial Corporation, Investment Partners (A), LLC and the additional investors party thereto.

10.3	ABS Purchase Agreement, dated as of November 29, 2007, by and among E*TRADE Financial Corporation, E*TRADE Bank, E*TRADE Global Asset Management, Inc. and Citadel Equity Fund Ltd.

99.1	Press Release, dated November 29, 2007